Effective April 5, 2012, the Companys
name changed to Zurich Insurance
Group Ltd

FORM OF AMERICAN
DEPOSITARY RECEIPT
No.

AMERICAN DEPOSITARY SHARES
Each American Depositary Share represents onetenth of one 110 deposited Share

THE BANK OF NEW YORK MELLON
AMERICAN DEPOSITARY RECEIPT
FOR ONETENTH OF ONE SHARE OF
ZURICH FINANCIAL SERVICES LTD
FKA ZURICH FINANCIAL SERVICES
INCORPORATED UNDER THE LAWS OF
SWITZERLAND
The Bank of New York Mellon as depositary hereinafter called the Depositary, hereby certifies that
                                  , or registered assigns IS
THE OWNER OF
AMERICAN DEPOSITARY SHARES

representing deposited registered shares herein called Shares of Zurich Financial Services Ltd, incorporated under the laws of Switzerland herein called the Company. At the date hereof, each American Depositary Share represents onetenth of one 110 Share which is either deposited or subject to deposit under the deposit agreement at the Zurich office of UBS
AG herein called the Custodian.  The
Depositarys Corporate Trust Office is located at a different address than its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y.
10286, and its principal executive office is located at One Wall Street, New York, N.Y.
10286.

THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK, N.Y.
10286


1.	THE DEPOSIT AGREEMENT.
	This American Depositary Receipt
is one of an issue herein called Receipts, all
issued and to be issued upon the terms and
conditions set forth in the deposit agreement,
dated as of October 16, 2000, as amended
and restated as of December 21, 2009 herein
called the Deposit Agreement, by and among
the Company, the Depositary, and all Owners
and Beneficial Owners from time to time of
American Depositary Shares issued
thereunder, each of whom by accepting a
Receipt agrees to become a party thereto and
become bound by all the terms and conditions
thereof.  The Deposit Agreement sets forth the
rights of Owners and Beneficial Owners of the
Receipts and the rights and duties of the
Depositary in respect of the American
Depositary Shares deposited thereunder and
any and all other securities, property and cash
from time to time received in respect of such
Shares and held thereunder such Shares,
securities, property, and cash are herein called
Deposited Securities.  Copies of the Deposit
Agreement are on file at the Depositarys
Corporate Trust Office in New York City and
at the office of the Custodian.
	The statements made on the face
and reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit Agreement,
to which reference is hereby made. Capitalized
terms not defined herein shall have the
meanings set forth in the Deposit Agreement.
2.	SURRENDER OF RECEIPTS
AND WITHDRAWAL OF SHARES.
	Upon surrender at the Corporate
Trust Office of the Depositary of this Receipt,
and upon payment of the fee of the
Depositary provided in this Receipt, and
subject to the terms and conditions of the
Deposit Agreement, the Companys Articles of
Incorporation and Swiss Law, the Owner
hereof is entitled to delivery, to him or upon
his order, of the amount of Deposited
Securities at the time represented by the
American Depositary Shares for which this
Receipt is issued.  Delivery of such Deposited
Securities may be made by the delivery of a
certificates in the name of the Owner hereof or
as ordered by him or by certificates properly
endorsed or accompanied by proper
instruments of transfer to such Owner or as
ordered by him and b any other securities,
property and cash to which such Owner is then
entitled in respect of this Receipt to such
Owner or as ordered by him.  Such delivery will
be made at the option of the Owner hereof,
either at the office of the Custodian or at the
Corporate Trust Office of the Depositary,
provided that the forwarding of certificates for
Shares or other Deposited Securities for such
delivery at the Corporate Trust Office of the
Depositary shall be at the risk and expense of
the Owner hereof.  Notwithstanding any other
provision of the Deposit Agreement or this
Receipt, the surrender of outstanding Receipts
and withdrawal of Deposited Securities may
be suspended only for i temporary delays
caused by closing the transfer books of the
Depositary or the Company or the deposit of
Shares in connection with voting at a
shareholders meeting, or the payment of
dividends, ii the payment of fees, taxes and
similar charges, iii compliance with any U.S. or
foreign laws or governmental regulations
relating to the Receipts or to the withdrawal of
the Deposited Securities, and iv any other
reason that may at any time be specified in
paragraph IA1 of the General instructions to
Form F6 under the Securities Act of 1933,
from time to time in effect, or any successor
provision thereto.
3.	TRANSFERS, SPLITUPS, AND
COMBINATIONS OF RECEIPTS.
	The transfer of this Receipt is
registrable on the books of the Depositary at
its Corporate Trust Office by the Owner hereof
in person or by a duly authorized attorney,
upon surrender of this Receipt properly
endorsed for transfer or accompanied by
proper instruments of transfer and funds
sufficient to pay any applicable transfer taxes
and the expenses of the Depositary and upon
compliance with such regulations, if any, as
the Depositary or the Company may establish
for such purpose.  This Receipt may be split
into other such Receipts, or may be combined
with other such Receipts into one Receipt,
evidencing the same aggregate number of
American Depositary Shares as were
evidenced by the Receipt or Receipts
surrendered.  As a condition precedent to the
execution and delivery, registration of transfer,
splitup, combination, or surrender of any
Receipt or withdrawal of any Deposited
Securities, the Depositary, the Custodian, or
Registrar may require payment from the
depositor of Shares or the presentor of the
Receipt of a sum sufficient to reimburse it for
any tax or other governmental charge and any
stock transfer or registration fee with respect
thereto including any such tax or charge and
fee with respect to Shares being deposited or
withdrawn and payment of any applicable
fees as provided in this Receipt, may require
the production of proof satisfactory to it as to
the identity and genuineness of any signature
and may also require compliance with any
regulations the Depositary or the Company
may establish consistent with the provisions of
the Deposit Agreement or this Receipt.
The delivery of Receipts against deposits of
Shares generally or against deposits of
particular Shares may be suspended, or the
transfer of Receipts in particular instances
may be refused, or the registration of transfer
of outstanding Receipts generally may be
suspended, during any period when the
transfer books of the Depositary are closed, or
if any such action is deemed reasonably
necessary or advisable by the Depositary or
the Company at any time or from time to time
because of any requirement of law or of any
government or governmental body or
commission, or under any provision of the
Deposit Agreement or this Receipt, or for any
other reason, subject to Article 22 hereof.
Without limitation of the foregoing, the
Depositary shall not knowingly accept for
deposit under the Deposit Agreement any
Shares required to be registered under the
provisions of the Securities Act of 1933 for
public offer or sale, unless a registration
statement is in effect as to such Shares.
4.	LIABILITY OF OWNER FOR
TAXES.
	If any tax or other governmental
charge shall become payable with respect to
any Receipt or any Deposited Securities
represented hereby, such tax or other
governmental charge shall be payable by the
Owner hereof to the Depositary.  The
Depositary may refuse to effect any transfer
of this Receipt or any withdrawal of Deposited
Securities represented by American Depositary
Shares evidenced by such Receipt until such
payment is made, and may withhold any
dividends or other distributions, or may sell for
the account of the Owner hereof any part or
all of the Deposited Securities represented by
the American Depositary Shares evidenced by
this Receipt, and may apply such dividends or
other distributions or the proceeds of any such
sale in payment of such tax or other
governmental charge and the Owner hereof
shall remain liable for any deficiency.  Neither
the Company nor the Depositary shall be
liable for any failure of an Owner to comply
with applicable tax laws or governmental
charges.
5.	WARRANTIES OF
DEPOSITORS.
	Every person depositing Shares
under the Deposit Agreement shall be deemed
thereby to represent and warrant that such
Shares and each certificate therefor are validly
issued, fully paid and nonassessable and that
the person making such deposit is duly
authorized to do so.  Every such person shall
also be deemed to represent that the deposit of
such Shares and the sale of Receipts
evidencing American Depositary Shares
representing such Shares by that person are
not restricted under the Securities Act of 1933.
Such representations and warranties shall
survive the deposit of Shares and issuance of
Receipts.
6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
	Any person presenting Shares for
deposit or any Owner of a Receipt may be
required from time to time to file with the
Depositary or the Custodian such proof of
citizenship or residence, exchange control
approval, legal or beneficial ownership of
Receipts or Deposited Securities, compliance
with applicable laws or regulations or terms of
the Deposit Agreement or this Receipt or such
information relating to the registration on the
books of the Company or the Foreign
Registrar, if applicable, to execute such
certificates and to make such representations
and warranties, as the Depositary may
reasonably deem necessary or proper.  The
Depositary may, and shall if requested in
writing by the Company subject to the
provisions of Article 22 hereof, withhold the
delivery or registration of transfer of any
Receipt or the distribution of any dividend or
sale or distribution of rights or of the proceeds
thereof or the delivery of any Deposited
Securities or the exercise of voting rights until
such proof or other information is filed or such
certificates are executed or such
representations and warranties made.  No
Share shall be accepted for deposit unless
accompanied by evidence satisfactory to the
Depositary that any necessary approval has
been granted by any governmental body, if
applicable, in Switzerland which is then
performing the function of the regulation of
currency exchange.
7.	CHARGES OF DEPOSITARY.
	The Company agrees to pay the
fees, reasonable expenses and outofpocket
charges of the Depositary and those of any
Registrar only in accordance with agreements
in writing entered into between the Depositary
and the Company from time to time.  The
Depositary shall present its statement for such
charges and expenses to the Company once
every three months.  The charges and
expenses of the Custodian are for the sole
account of the Depositary.
	The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts are
issued including, without limitation, issuance
pursuant to a stock dividend or stock split
declared by the Company or an exchange
regarding the Receipts or Deposited Securities
or a distribution of Receipts pursuant to
Section 4.3 of the Deposit Agreement,
whichever applicable 1 taxes and other
governmental charges, 2 such registration fees
as may from time to time be in effect for the
registration of transfers of Shares generally on
the Share register of the Company or Foreign
Registrar and applicable to transfers of Shares
to the name of the Depositary or its nominee
or the Custodian or its nominee on the making
of deposits or withdrawals under the Deposit
Agreement, 3 such cable, telex and facsimile
transmission expenses as are expressly
provided in the Deposit Agreement, 4 such
expenses as are incurred by the Depositary in
the conversion of foreign currency pursuant to
Section 4.5 of the Deposit Agreement, 5 a fee
of 5.00 or less per 100 American Depositary
Shares or portion thereof for the execution
and delivery of Receipts pursuant to Sections
2.3, 4.3 or 4.4, and the surrender of Receipts
pursuant to Sections 2.5 or 6.2 of the Deposit
Agreement, 6 a fee of .02 or less per American
Depositary Share or portion thereof for any
cash distribution made pursuant to the Deposit
Agreement including, but not limited to
Sections 4.1 through 4.4 thereof, 7 a fee of
1.50 or less per certificate for a Receipt or
Receipts for transfers made pursuant to
Section 2.4 of the Deposit Agreement, 8 a fee
for the distribution of securities pursuant to
Section 4.2 of the Deposit Agreement, such fee
being in an amount equal to the fee for the
execution and delivery of American
Depositary Shares referred to above which
would have been charged as a result of the
deposit of such securities for purposes of this
clause 8 treating all such securities as if they
were Shares, but which securities are instead
distributed by the Depositary to Owners, 9 in
addition to any fee charged under  clause 6, a
fee of .02 or less per American Depositary
Share or portion thereof per annum for
depositary services, which will be payable as
provided in clause 10 below, and 10 any other
charge payable by the Depositary, any of the
Depositarys agents, including the Custodian,
or the agents of the Depositarys agents in
connection with the servicing of Shares or
other Deposited Securities which charge shall
be assessed against Owners of record as of the
date or dates set by the Depositary in
accordance with Section 4.6 of the Deposit
Agreement and shall be collected at the sole
reasonable discretion of the Depositary by
billing such Owner for such charge or by
deducting such charge from one or more cash
dividends or other cash distributions.
	The Depositary, subject to Article 8
hereof, may own and deal in any class of
securities of the Company and its affiliates
and in Receipts.
8.	PRERELEASE OF RECEIPTS.
	Unless requested in writing by the
Company to cease doing so, the Depositary
may, notwithstanding Section 2.3 of the
Deposit Agreement, execute and deliver
Receipts prior to the receipt of Shares pursuant
to Section 2.2 of the Deposit Agreement
PreRelease.  The Depositary may, pursuant to
Section 2.5 of the Deposit Agreement, deliver
Shares upon the receipt and cancellation of
Receipts which have been PreReleased,
whether or not such cancellation is prior to the
termination of such PreRelease or the
Depositary knows that such Receipt has been
PreReleased.  The Depositary may receive
Receipts in lieu of Shares in satisfaction of a
PreRelease.  Each PreRelease will be a
preceded or accompanied by a written
representation and agreement from the person
to whom Receipts are to be delivered the
PreReleasee that the PreReleasee, or its
customer, i owns the Shares or Receipts to be
remitted, as the case may be, ii assigns all
beneficial rights, title and interest in such
Shares or Receipts, as the case may be, to the
Depositary in its capacity as such and for the
benefit of the Owners, and iii will not take any
action with respect to such Shares or Receipts,
as the case may be, that is inconsistent with
the transfer of beneficial ownership including,
without the consent of the Depositary,
disposing of such Shares or Receipts, as the
case may be, other than in satisfaction of such
PreRelease, b at all times fully collateralized
with cash, U.S. government securities or such
other collateral as the Depositary determines,
in good faith, will provide substantially similar
liquidity and security, c terminable by the
Depositary on not more than five 5 business
days notice, and d subject to such further
indemnities and credit regulations as the
Depositary deems appropriate.  The number
of Shares not deposited but represented by
American Depositary Shares outstanding at
any time as a result of PreReleases will not
normally exceed twenty percent 20 of the
Shares deposited hereunder provided,
however, that the Depositary reserves the right
to disregard such limit from time to time as it
deems reasonably appropriate, and may, with
the prior written consent of the Company,
change such limit for purposes of general
application.  The Depositary will also set
Dollar limits with respect to PreRelease
transactions to be entered into hereunder with
any particular PreReleasee on a casebycase
basis as the Depositary deems appropriate.
For purposes of enabling the Depositary to
fulfill its obligations to the Owners and
Beneficial Owners under the Deposit
Agreement, the collateral referred to in clause
b above shall be held by the Depositary as
security for the performance of the
PreReleasees obligations to the Depositary in
connection with a PreRelease transaction,
including the PreReleasees obligation to deliver
Shares or Receipts upon termination of a
PreRelease transaction and shall not, for the
avoidance of doubt, constitute Deposited
Securities under the Deposit Agreement or this
Receipt.
	The Depositary may retain for its
own account any compensation received by it
in connection with the foregoing.
9.	TITLE TO RECEIPTS.
	It is a condition of this Receipt and
every successive Owner and Beneficial Owner
of this Receipt and to the American
Depositary Shares evidenced hereby by
accepting or holding the same consents and
agrees, that title to this Receipt when properly
endorsed or accompanied by proper
instruments of transfer, is transferable by
delivery with the same effect as in the case of
a negotiable instrument provided, however,
that the Depositary and the Company,
notwithstanding any notice to the contrary,
may treat the person in whose name this
Receipt is registered on the books of the
Depositary as the absolute owner hereof for
the purpose of determining the person entitled
to distribution of dividends or other
distributions or to any notice provided for in
the Deposit Agreement and for all other
purposes.
10.	VALIDITY OF RECEIPT.
	This Receipt shall not be entitled to
any benefits under the Deposit Agreement or
be valid or obligatory for any purpose, unless
this Receipt shall have been executed by the
Depositary by the manual or facsimile
signature of a duly authorized signatory of the
Depositary and, if a Registrar for the Receipts
shall have been appointed, countersigned by
the manual or facsimile signature of a duly
authorized officer of the Registrar.
11.	REPORTS INSPECTION OF
TRANSFER BOOKS.
	The Company publishes
information in English required to maintain
the exemption from registration under Rule
12g32b under the Securities Exchange Act of
1934 on its Internet web site or through an
electronic information delivery system
generally available to the public in its primary
trading market.  The Companys Internet web
site address is www.zurich.com.
	The Depositary will make available
for inspection by Owners of Receipts at its
Corporate Trust Office any reports and
communications, including any proxy
soliciting material, received from the
Company which are both a received by the
Depositary as the holder of the Deposited
Securities and b made generally available to
the holders of such Deposited Securities by the
Company.  The Depositary shall also, upon
written request, send to the Owners of Receipts
copies of such reports furnished by the
Company pursuant to the Deposit Agreement.
Any such reports and communications,
including any such proxy soliciting material,
furnished to the Depositary by the Company
shall be furnished in English to the extent such
materials are required to be translated into
English under the Securities Act of 1934 or
any other regulation of the Commission.
	The Depositary shall keep books
for the registration of Receipts and transfers of
Receipts which at all reasonable times shall be
open for inspection by the Owners of Receipts,
provided that such inspection shall not be for
the purpose of communicating with Owners of
Receipts in the interest of a business or object
other than the business of the Company or a
matter related to the Deposit Agreement or the
Receipts.
12.	DIVIDENDS AND
DISTRIBUTIONS.
	Whenever the Depositary shall
receive any cash dividend or other cash
distribution on any Deposited Securities, the
Depositary shall promptly, if at the time of
receipt thereof any amounts received in a
foreign currency can, pursuant to applicable
law, in the reasonable judgment of the
Depositary be converted on a reasonable basis
into United States dollars transferable to the
United States, and subject to the Deposit
Agreement, convert such dividend or
distribution into Dollars and shall promptly
distribute the amount thus received net of the
fees of the Depositary as provided in the
Deposit Agreement, if applicable to the
Owners of Receipts entitled thereto, provided,
however, that in the event that the Company
or the Depositary shall be required to withhold
and does withhold from such cash dividend or
such other cash distribution in respect of any
Deposited Securities an amount on account of
taxes, the amount distributed to the Owners of
the Receipts evidencing American Depositary
Shares representing such Deposited Securities
shall be reduced accordingly.
	Subject to the provisions of
Sections 4.11 and 5.9 of the Deposit
Agreement, whenever the Depositary or the
Custodian shall receive any distribution other
than a distribution described in Sections 4.1,
4.3 or 4.4 of the Deposit Agreement, the
Depositary shall cause the securities or
property received by it to be distributed to the
Owners of Receipts entitled thereto, in any
manner that the Depositary may reasonably
deem equitable and practicable for
accomplishing such distribution provided,
however, that if in the reasonable opinion of
the Depositary such distribution cannot be
made proportionately among the Owners of
Receipts entitled thereto, or if for any other
reason the Depositary reasonably deems such
distribution not to be feasible, the Depositary
may after Consultation with the Company
adopt such method as it may reasonably
deem equitable and practicable for the
purpose of effecting such distribution,
including, but not limited to, the public or
private sale of the securities or property thus
received, or any part thereof, and the net
proceeds of any such sale net of the fees and
expenses of the Depositary as provided in
Section 5.9 of the Deposit Agreement shall be
distributed by the Depositary to the Owners of
Receipts entitled thereto as in the case of a
distribution received in cash provided,
however, that no distribution to Owners
pursuant to the Deposit Agreement or this
Article 12 shall be unreasonably delayed by
any action or inaction of the Depositary or
any of its agents.
		If any distribution upon any
Deposited Securities consists of a dividend in,
or free distribution of, Shares, the Depositary
may, and shall if the Company shall so
request, distribute to the Owners of
outstanding Receipts entitled thereto,
additional Receipts evidencing an aggregate
number of American Depositary Shares
representing the amount of Shares received as
such dividend or free distribution, subject to
the terms and conditions of the Deposit
Agreement with respect to the deposit of
Shares and the issuance of American
Depositary Shares evidenced by Receipts,
including the withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees of the Depositary as
provided in Section 5.9 of the Deposit
Agreement.  In lieu of delivering Receipts for
fractional American Depositary Shares in any
such case, the Depositary shall sell the amount
of Shares represented by the aggregate of such
fractions and distribute the net proceeds, all in
the manner and subject to the conditions set
forth in the Deposit Agreement provided,
however, that no distribution to owners
pursuant to the Deposit Agreement shall be
unreasonably delayed by any action or
inaction of the Depositary or any of its agents.
If additional Receipts are not so distributed,
each American Depositary Share shall
thenceforth also represent the additional
Shares distributed upon the Deposited
Securities represented thereby.
	In the event that the Depositary
reasonably determines that any distribution in
property including Shares and rights to
subscribe therefor is subject to any tax or
other governmental charge which the
Depositary is obligated to withhold, the
Depositary may by public or private sale
dispose of all or a portion of such property
including Shares and rights to subscribe
therefor in such amounts and in such manner
as the Depositary reasonably deems necessary
and practicable to pay any such taxes or
charges and the Depositary shall distribute the
net proceeds of any such sale after deduction
of such taxes or charges to the Owners of
Receipts entitled thereto in proportion to the
number of American Depositary Shares held
by them respectively, in accordance with the
applicable provisions of the Deposit
Agreement and this Receipt.
13.	CONVERSION OF FOREIGN
CURRENCY.
	Whenever the Depositary shall
receive foreign currency, by way of dividends
or other distributions or the net proceeds from
the sale of securities, property or rights, and if
at the time of the receipt thereof the foreign
currency so received can, pursuant to
applicable law, in the reasonable judgment of
the Depositary be converted on a reasonable
basis into Dollars and the resulting Dollars
transferred to the United States, the
Depositary shall, promptly, convert or cause to
be converted, by sale or in any other manner
that it may reasonably determine, such foreign
currency into Dollars, and such Dollars shall be
distributed to the Owners entitled thereto or, if
the Depositary shall have distributed any
warrants or other instruments which entitle the
holders thereof to such Dollars, then to the
holders of such warrants andor instruments
upon surrender thereof for cancellation.  Such
distribution may be made upon an averaged
or other practicable basis without regard to
any distinctions among Owners on account of
exchange restrictions, the date of delivery of
any Receipt or otherwise and shall be net of
any expenses of conversion into Dollars
incurred by the Depositary as provided in
Section 5.9 of the Deposit Agreement.
	If such conversion or distribution
can be effected only with the approval or
license of any government or agency thereof,
the Depositary shall file such application for
approval or license, if any.
	If at any time the Depositary shall
determine that in its reasonable judgment,
after Consultation with the Company, any
foreign currency received by the Depositary is
not convertible on a reasonable basis into
Dollars transferable to the United States, or if
any approval or license of any government or
agency thereof which is required for such
conversion is denied or in the reasonable
opinion of the Depositary is not obtainable, or
if any such approval or license is not obtained
within a reasonable period as determined by
the Depositary, the Depositary may distribute
the nonconvertible portion of such foreign
currency or an appropriate document
evidencing the right to receive such foreign
currency received by the Depositary to, or in
its reasonable discretion may hold such
foreign currency uninvested and without
liability for interest thereon for the respective
accounts of, the Owners entitled to receive the
same and shall give notice thereof to such
Owners.
	If any such conversion of foreign
currency, in whole or in part, cannot be
effected for distribution to some of the Owners
entitled thereto, the Depositary may, and upon
request of the Company shall, in its
reasonable discretion make such conversion
and distribution in Dollars to the extent
permissible to the Owners entitled thereto and
may distribute the balance of the foreign
currency received by the Depositary to, or hold
such balance uninvested and without liability
for interest thereon for the respective accounts
of, the Owners entitled thereto who shall
receive notice from the Depositary with
respect to such holding of foreign currency.
14.	RIGHTS.
	In the event that the Company
shall offer or cause to be offered to the holders
of any Deposited Securities any rights to
subscribe for additional Shares or any rights of
any other nature, the Depositary, after
Consultation with the Company, shall have
reasonable discretion as to the procedure to be
followed in making such rights available to
any Owners or in disposing of such rights on
behalf of any Owners and making the net
proceeds available to such Owners or, if by the
terms of such rights offering or for any other
reason, the Depositary may not either make
such rights available to any Owners or dispose
of such rights and make the net proceeds
available to such Owners, then the Depositary
shall allow the rights to lapse.  If at the time of
the offering of any rights the Depositary, after
Consultation with the Company, determines in
its reasonable discretion that it is lawful and
feasible to make such rights available to all
Owners or to certain Owners but not to other
Owners, the Depositary may, and at the
request of the Company shall, distribute to
any Owner to whom it reasonably determines
the distribution to be lawful and feasible, in
proportion to the number of American
Depositary Shares held by such Owner,
warrants or other instruments therefor in such
form as it reasonably deems appropriate.
	In circumstances in which rights
would otherwise not be distributed, if an
Owner of Receipts requests the distribution of
warrants or other instruments in order to
exercise the rights allocable to the American
Depositary Shares of such Owner under the
Deposit Agreement, the Depositary will make
such rights available to such Owner upon
written notice from the Company to the
Depositary that a the Company has elected in
its sole reasonable discretion to permit such
rights to be exercised and b such Owner has
executed such documents as the Company
has determined in its sole reasonable discretion
are reasonably required under applicable law.
	If the Depositary has distributed
warrants or other instruments for rights to all
or certain Owners, then upon instruction from
such an Owner pursuant to such warrants or
other instruments to the Depositary from such
Owner to exercise such rights, upon payment
by such Owner to the Depositary for the
account of such Owner of an amount equal to
the purchase price of the Shares to be received
upon the exercise of the rights, and upon
payment of the fees of the Depositary and
any other charges as set forth in such warrants
or other instruments, the Depositary shall, on
behalf of such Owner, exercise the rights and
purchase the Shares, and the Company shall
cause the Shares so purchased to be delivered
to the Depositary on behalf of such Owner.  As
agent for such Owner, the Depositary will
cause the Shares so purchased to be deposited
pursuant to Section 2.2 of the Deposit
Agreement, and shall, pursuant to Section 2.3
of the Deposit Agreement, execute and deliver
Receipts to such Owner.  In the case of a
distribution pursuant to the second paragraph
of this Article, such Receipts shall be legended
in accordance with applicable U.S. laws, and
shall be subject to the appropriate restrictions
on sale, deposit, cancellation and transfer
under such laws, all in accordance with the
Companys instructions.
	If the Depositary determines in its
reasonable discretion, after Consultation with
the Company, that it is not lawful and feasible
to make such rights available to all or certain
Owners, but that it is lawful and feasible to sell
such rights, it may, and at the request of the
Company shall, sell the rights, warrants or
other instruments in proportion to the number
of American Depositary Shares held by the
Owners to whom it has reasonably determined
it may not lawfully or feasibly make such
rights available, and allocate the net proceeds
of such sales net of the fees of the Depositary
as provided in Section 5.9 of the Deposit
Agreement and all taxes and governmental
charges payable in connection with such rights
and subject to the terms and conditions of the
Deposit Agreement for the account of such
Owners otherwise entitled to such rights,
warrants or other instruments, upon an
averaged or other practical basis without
regard to any distinctions among such Owners
because of exchange restrictions or the date of
delivery of any Receipt or otherwise.
	The Depositary will not offer rights
to Owners unless both the rights and the
securities to which such rights relate are either
exempt from registration under the Securities
Act of 1933 with respect to a distribution to
Owners or are registered under the provisions
of such Act.  If an Owner of Receipts requests
distribution of warrants or other instruments,
notwithstanding that there has been no such
registration under such Act, the Depositary
shall not effect such distribution unless it has
received an opinion from recognized counsel
in the United States for the Company upon
which the Depositary may rely that such
distribution to such Owner is exempt from or
not subject to the registration provisions of
such Act.  In exercising any reasonable
discretion under Section 4.4 of the Deposit
Agreement or this Article 14, the Depositary
will consult with the Company.  The Company
will have no obligation under the Deposit
Agreement or under this Receipt to register
such rights under the Securities Act of 1933.
	The Depositary shall not make any
determination without prior Consultation with
and approval from the Company which
approval shall not be unreasonably withheld
with respect to whether it may be lawful or
feasible to make such rights available to
Owners in general or any Owner in particular.
15.	RECORD DATES.
	Whenever any cash dividend or
other cash distribution shall become payable
or any distribution other than cash shall be
made, or whenever rights shall be issued with
respect to the Deposited Securities, or
whenever for any reason the Depositary
causes a change in the number of Shares that
are represented by each American Depositary
Share, or whenever the Depositary shall
receive notice of any meeting of holders of
Shares or other Deposited Securities, the
Depositary shall fix a record date which, if
different from the record date if any
established by the Company for its Swiss
shareholders, shall be fixed, as close as
practicable to the record date, after
Consultation with the Company a for the
determination of the Owners of Receipts,
acting on behalf of Beneficial Owners in
accordance with executed proxy cards, who
shall be i entitled to receive such dividend,
distribution or rights or the net proceeds of the
sale thereof or ii entitled to give instructions for
the exercise of voting rights at any such
meeting, or b on or after which each American
Depositary Share will represent the changed
number of Shares, subject to the provisions of
the Deposit Agreement.
16.	VOTING OF DEPOSITED
SECURITIES.
	Upon receipt from the Company of
notice of any meeting or solicitation of
consents or proxies of holders of Shares or
other Deposited Securities, the Depositary shall
mail to Owners a notice, which shall contain a
such information as is contained in such
notice and any solicitation materials, b a
statement that each Beneficial Owner on the
record date set by the Depositary therefor will
be entitled to instruct the Depositary as to the
exercise of the voting rights, if any, pertaining
to the amount of Shares or Deposited
Securities represented by the ADSs evidenced
by such Beneficial Owners ADRs and c a
statement as to the manner in which such
instructions may be given, including
instructions to give the discretionary proxy to
the independent representative of shareholders
in accordance with Article 689c of the Swiss
Code of Obligations the Independent
Representative.  Upon receipt of i instructions
of a Beneficial Owner on such record date in
the manner and on or before the date
established by the Depositary for such purpose
the Instruction Date and ii a certification from
such Beneficial Owner whereby he or she
confirms such beneficial ownership  as of the
date of certification and provides the number
of Shares or ADSs beneficially owned, the
Depositary shall endeavor insofar as
practicable and permitted under the provisions
governing Deposited Securities to vote or
cause to be voted or to grant a discretionary
proxy to the Independent Representative to
vote, if so designated by a Beneficial Owner
the Deposited Securities represented by the
ADSs evidenced by such Beneficial Owners
ADRs in accordance with such instructions.  In
the event that any Beneficial Owner returns a
validly executed proxy card but does not
instruct the Depositary as to the exercise of the
voting rights, if any, pertaining to the
Deposited Securities represented by the ADSs
evidenced by such Beneficial Owners ADRs,
the voting rights pertaining to such Deposited
Securities will be exercised by the Independent
Representative in favor of all motions of the
Board of Directors of the Company at the
meeting.  The Depositary will not itself exercise
any voting discretion in respect of any
Deposited Securities.
	The Company shall only deem the
persons entered in the Companys Share
register to be valid holders of Shares.  If a
Share transferee including an Owner canceling
an ADR and withdrawing the Deposited
Securities in respect thereof wishes to be
entered in the Share register of the Company,
such Share transferee must file with the
Company a completed application in a form
provided by the Company to such Share
transferee for registration in respect thereof.
Failing such registration, the purchaser of such
Shares underlying the ADSs may not vote at
general meetings of the Company. All voting
rights with respect to the Shares are subject to
Swiss law and the provisions of the Articles of
Incorporation of the Company.  The
Company reserves the right to instruct Owners
to deliver their ADRs for cancellation and
withdrawal of the Deposited Securities so as to
permit the Company to reregister such
withdrawn Deposited Securities as Shares
without voting rights.
	In addition, pursuant to the terms
of the Articles of Incorporation of the
Company, in the event that any person or
other entity acquiring Shares does not
expressly declare that he holds such Shares for
his own account as beneficial owner and not
as trustee or otherwise for any third party,
such person or entity will be registered in the
Share register of the Company without voting
rights with respect to such Shares.  The
Company has agreed to exempt the
Depositary and the Custodian and their
respective nominees, if any, but no individual
Owner from this limitation up to 6 in the
aggregate in respect of Deposited Securities
held in connection with the Companys ADR
program, subject to compliance with Sections
3.1 and 3.4 of the Deposit Agreement and
Articles 6 and 23 of this Receipt.  The
Company has the right not to recognize votes
of a Deposited Securities by the Depositary in
excess of the six percent limitation, b
Deposited Securities or other Company Shares
by any Owner in excess of the one half of one
percent limitation andor c any Owner or other
person holding an interest in an ADR not
complying with the disclosure obligations of
Sections 3.1 and 3.4 of the Deposit Agreement
and Articles 6 and 23 of this Receipt.
	There can be no assurance that
Owners generally or any Owner in particular
will receive the notice described in the
preceding paragraph sufficiently prior to the
Instruction Date to ensure that the Depositary
will vote the Shares or Deposited Securities in
accordance with the provisions set forth in the
preceding paragraph.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
	In circumstances where the
provisions of Section 4.3 of the Deposit
Agreement do not apply, upon any change in
nominal value, change in par value, splitup,
consolidation or any other reclassification of
Deposited Securities, or upon any
recapitalization, reorganization, merger or
consolidation, or sale of assets affecting the
Company or to which it is a party, any
securities which shall be received by the
Depositary or a Custodian in exchange for or
in conversion of or in respect of Deposited
Securities shall be treated as new Deposited
Securities under the Deposit Agreement, and
American Depositary Shares shall thenceforth
represent the new Deposited Securities so
received in exchange or conversion, unless
additional Receipts are delivered pursuant to
the following sentence.  In any such case the
Depositary may, and shall if the Company
shall so request, execute and deliver additional
Receipts as in the case of a dividend in Shares,
or call for the surrender of outstanding
Receipts to be exchanged for new Receipts
specifically describing such new Deposited
Securities.
18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
	Neither the Depositary nor the
Company nor any of their respective directors,
officers, employees, affiliates or agents shall
incur any liability to any Owner or Beneficial
Owner of any Receipt, i if by reason of any
provision of any present or future law or
regulation of the United States or any other
country, or of any governmental or regulatory
authority or stock exchange, or by reason of
any provision, present or future, of the Articles
of Incorporation of the Company, or by
reason of any provision of any securities
issued or distributed by the Issuer, or any
offering or distribution thereof, or by reason of
any act of God or war or terrorism or other
circumstances beyond its control, the
Depositary or the Company shall be
prevented, delayed or forbidden from, or be
subject to any civil or criminal penalty on
account of, doing or performing any act or
thing which by the terms of the Deposit
Agreement or the Deposited Securities it is
provided shall be done or performed ii by
reason of any nonperformance or delay,
caused as aforesaid, in the performance of
any act or thing which by the terms of the
Deposit Agreement it is provided shall or may
be done or performed, or iii by reason of any
exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement, iv for the inability of any Owner or
holder to benefit from any distribution,
offering, right or other benefit which is made
available to holders of Deposited Securities
but is not, under the terms of the Deposit
Agreement, made available to Owners and
holders, or v for any special, consequential or
punitive damages for any breach of the terms
of the Deposit Agreement.  Where, by the
terms of a distribution pursuant to Sections
4.1, 4.2 or 4.3 of the Deposit Agreement, or an
offering or distribution pursuant to Section 4.4
of the Deposit Agreement, or for any other
reason, such distribution or offering may not
be made available to Owners of Receipts, and
the Depositary may not dispose of such
distribution or offering on behalf of such
Owners and make the net proceeds available
to such Owners, then the Depositary shall not
make such distribution or offering, and shall
allow any rights, if applicable, to lapse.
Neither the Company nor the Depositary nor
any of their respective directors, officers,
employees, affiliates, or agents assume any
obligation or shall be subject to any liability
under the Deposit Agreement to Owners or
Beneficial Owners of Receipts, except that
they agree to perform their obligations
specifically set forth in the Deposit Agreement
without negligence or bad faith.  The
Depositary shall not be subject to any liability
with respect to the validity or worth of the
Deposited Securities.  Neither the Depositary
nor the Company nor any of their respective
directors, officers, employees, affiliates or
agents shall be under any obligation to appear
in, prosecute or defend any action, suit or
other proceeding in respect of any Deposited
Securities or in respect of the Receipts, which
in its opinion may involve it in expense or
liability, unless indemnity satisfactory to it
against all expense and liability shall be
furnished as often as may be required, and the
Custodian shall not be under any obligation
whatsoever with respect to such proceedings,
the responsibility of the Custodian being solely
to the Depositary.  Neither the Depositary nor
the Company nor any of their respective
directors, officers, employees, affiliates or
agents shall be liable for any action or
nonaction by it in reliance upon the advice of
or information from legal counsel,
accountants, any person presenting Shares for
deposit, any Owner or holder of a Receipt, or
any other person believed by it in good faith to
be competent to give such advice or
information.  Each of the Depositary, the
Company and their respective directors,
officers, employees, affiliates, and agents may
rely and shall be protected in acting upon any
written notice, request, direction or other
document believed by such person to be
genuine and to have been signed or presented
by the property party or parties.  The
Depositary shall not be liable for any acts or
omissions made by a successor depositary
whether in connection with a previous act or
omission of the Depositary or in connection
with any matter arising wholly after the
removal or resignation of the Depositary,
provided that in connection with the issue out
of which such potential liability arises the
Depositary performed its obligations without
negligence or bad faith while it acted as
Depositary.  The Depositary shall not be
responsible for any failure to carry out any
instructions to vote any of the Deposited
Securities, or for the manner in which any such
vote is cast or the effect of any such vote,
provided that any such action or nonaction is
in good faith.  The Company agrees to
indemnify the Depositary, its directors,
officers, employees, affiliates and agents and
any Custodian against, and hold each of them
harmless from, any liability or expense
including, but not limited to, the reasonable
fees and expenses of counsel which may arise
out of acts performed or omitted, in
accordance with the provisions of the Deposit
Agreement and of the Receipts, as the same
may be amended, modified or supplemented
from time to time, i by either the Depositary or
a Custodian or their respective directors,
officers, employees, affiliates and agents,
except for any liability or expense arising out
of the negligence or bad faith of either of
them, or ii by the Company or any of its
directors, officers, employees, affiliates and
agents.  No disclaimer of liability under the
Securities Act of 1933 is intended by any
provision of the Deposit Agreement.
19.	RESIGNATION AND REMOVAL
OF THE DEPOSITARY APPOINTMENT
OF A SUBSTITUTE CUSTODIAN.
	The Depositary may at any time
resign as Depositary under the Deposit
Agreement by written notice of its election so
to do delivered to the Company, such
resignation to take effect upon the
appointment of a successor depositary and its
acceptance of such appointment as provided
in the Deposit Agreement.  The Depositary
may at any time be removed by the Company
by written notice of such removal to become
effective upon the appointment of a successor
depositary and its acceptance of such
appointment as provided in the Deposit
Agreement.  Whenever the Depositary in its
reasonable discretion determines that it is in
the best interest of the Owners of Receipts to
do so, it may appoint substitute or additional
custodian or custodians approved by the
Company such approval not to be
unreasonably withheld.
20.	AMENDMENT.
	The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended
by agreement between the Company and the
Depositary in any respect which they may
deem necessary or desirable.  Any amendment
which shall impose or increase any fees or
charges other than taxes and other
governmental charges, registration fees, cable,
telex or facsimile transmission costs, delivery
costs or other such expenses, or which shall
otherwise prejudice any substantial existing
right of Owners or Beneficial Owners of
Receipts, shall, however, not become effective
as to outstanding Receipts until the expiration
of thirty days after notice of such amendment
shall have been given to the Owners of
outstanding Receipts.  Every Owner or
Beneficial Owner of a Receipt at the time any
amendment so becomes effective shall be
deemed, by continuing to hold such Receipt,
to consent and agree to such amendment and
to be bound by the Deposit Agreement as
amended thereby.  In no event shall any
amendment impair the right of the Owner of
any Receipt to surrender such Receipt and
receive therefor the Deposited Securities
represented thereby, except in order to comply
with mandatory provisions of applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
	The Depositary shall at any time at
the direction of the Company terminate the
Deposit Agreement by mailing notice of such
termination to the Owners of all Receipts then
outstanding at least 30 days prior to the date
fixed in such notice for such termination.  The
Depositary may likewise terminate the Deposit
Agreement if at any time 90 days shall have
expired after the Depositary shall have
delivered to the Company a written notice of
its election to resign and a successor
depositary shall not have been appointed and
accepted its appointment as provided in the
Deposit Agreement.  The Depositary shall mail
notice of such termination at least 30 days
prior to the applicable termination date to the
Company and the Owners of all receipts then
outstanding.  On and after the date of
termination, the Owner of a Receipt will, upon
a surrender of such Receipt at the Corporate
Trust Office of the Depositary, b payment of
the fee of the Depositary for the surrender of
Receipts referred to in Section 2.5 of the
Deposit Agreement and c payment of any
applicable taxes or governmental charges, be
entitled to delivery, to him or upon his order,
of the amount of Deposited Securities
represented by the American Depositary
Shares evidenced by such Receipt.  If any
Receipts shall remain outstanding after the
date of termination, the Depositary thereafter
shall discontinue the registration of transfers
of Receipts, shall suspend the distribution of
dividends to the Owners thereof, and shall not
give any further notices or perform any further
acts under the Deposit Agreement, except that
the Depositary shall continue to collect
dividends and other distributions pertaining to
Deposited Securities, shall sell rights as
provided in the Deposit Agreement, and shall
continue to deliver Deposited Securities,
together with any dividends or other
distributions received with respect thereto and
the net proceeds of the sale of any rights or
other property, in exchange for Receipts
surrendered to the Depositary after deducting,
in each case, the fee of the Depositary for the
surrender of a Receipt, any expenses for the
account of the Owner of such Receipt in
accordance with the terms and conditions of
the Deposit Agreement and any applicable
taxes or governmental charges.  At any time
after the expiration of one year from the date
of termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such sale,
together with any other cash then held by it
thereunder, unsegregated and without liability
for interest, for the pro rata benefit of the
Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net proceeds.
After making such sale, the Depositary shall
be discharged from all obligations under the
Deposit Agreement, except to account for
such net proceeds and other cash after
deducting, in each case, the fee of the
Depositary for the surrender of a Receipt, any
expenses for the account of the Owner of such
Receipt in accordance with the terms and
conditions of the Deposit Agreement, and any
applicable taxes or governmental charges and
for its obligations under Section 5.8 of the
Deposit Agreement.  Upon the termination of
the Deposit Agreement, the Company shall be
discharged from all obligations under the
Deposit Agreement except for its obligations to
the Depositary under Sections 5.8 and 5.9 of
the Deposit Agreement.
22.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
	Notwithstanding anything in the
Deposit Agreement or this Receipt to the
contrary, the Company and the Depositary
each agrees that it will not exercise any rights it
has under the Deposit Agreement to permit the
withdrawal or delivery of Deposited Securities
in a manner which would violate the U.S.
securities laws, including, but not limited to,
Section I.A.1 of the General Instructions to the
Form F6 Registration Statement, as amended
from time to time, under the Securities Act of
1933.
23.	DISCLOSURE OF INTERESTS.
	To the extent that provisions of or
governing any Deposited Securities including
the Companys Articles of Incorporation or
applicable Swiss law may require the
disclosure of beneficial or other ownership of
Deposited Securities, other Shares and other
securities to the Company and may provide
for blocking transfer and voting or other rights
to enforce such disclosure or limit such
ownership, the Depositary shall, to the extent
practicable, comply with the Companys
instructions as to Receipts in respect of any
such enforcement or limitation, and Owners
and Beneficial Owners of Receipts shall
comply with all such disclosure requirements
and ownership limitations and shall cooperate
with the Depositarys compliance with such
Companys instructions.  The Company may
from time to time request Owners of Receipts
to provide information as to the capacity in
which such Owners own or owned Receipts
and regarding the identity of any persons then
or previously interested in such Receipts as to
the nature of such interest and various other
matters.  The Depositary agrees to comply
with written instructions received from the
Company requesting that the Depositary
forward any such requests to the Owners and
to forward to the Company any responses to
such requests received by the Depositary.
24.	ADDITIONAL DISCLOSURE OF
BENEFICIAL OWNERSHIP.
	Any Beneficial Owner of Receipts
who after acquiring directly or indirectly the
Beneficial Ownership of any Share either
directly or by virtue of the ownership of
American Depositary Shares or Shares in any
other form is directly or indirectly, together
with other interests in Shares, the beneficial
owner of more than onehalf of one percent
0.5 of the total Shares issued shall, within 10
days after such acquisition, send to the
Depositary at the address set forth in the
Deposit Agreement, by registered or certified
mail, notice of such Beneficial Ownership
including its name, address and nationality.
	When two or more persons act as a
partnership, limited partnership, syndicate, or
other group for the purpose of acquiring,
holding, or disposing of securities of the
Company, such syndicate or group shall be
deemed one person or one Beneficial Owner
for the purposes of this Section.
25.	UNCERTIFICATED AMERICAN
DEPOSITARY SHARES DTC DIRECT
REGISTRATION SYSTEM.
	Notwithstanding anything to the
contrary in the Deposit Agreement
	a American Depositary Shares may
be certificated securities evidenced by
Receipts or uncertificated securities.  The form
of Receipt annexed as Exhibit A to the
Deposit Agreement summarizes the terms and
conditions of, and will be the prospectus
required under the Securities Act of 1933 for,
both certificated and uncertificated American
Depositary Shares.  Except for those
provisions of the Deposit Agreement that by
their nature do not apply to uncertificated
American Depositary Shares, all the provisions
of the Deposit Agreement shall apply, mutatis
mutandis, to both certificated and
uncertificated American Depositary Shares
and to Owners and Beneficial Owners of
uncertificated American Depositary Shares as
well as to Owners and Beneficial Owners of
Receipts.
	b	i	The term deliver, or its
noun form, when used with respect to
Receipts, shall mean A bookentry transfer of
American Depositary Shares to an account at
The Depository Trust Company, or its
successor DTC, designated by the person
entitled to such delivery, evidencing American
Depositary Shares registered in the name
requested by that person,  B registration of
American Depositary Shares not evidenced by
a Receipt on the books of the Depositary in
the name requested by the person entitled to
such delivery and  mailing to that person of a
statement confirming that registration or C if
requested by the person entitled to such
delivery, delivery at the Corporate Trust Office
of the Depositary to the person entitled to such
delivery of one or more Receipts evidencing
American Depositary Shares registered in the
name requested by that person.
			ii	The term
surrender, when used with respect to Receipts,
shall mean A one or more bookentry transfers
of American Depositary Shares to the DTC
account of the Depositary, B delivery to the
Depositary at its Corporate Trust Office of an
instruction to surrender American Depositary
Shares not evidenced by a Receipt  or C
surrender to the Depositary at its Corporate
Trust Office of one or more Receipts
evidencing American Depositary Shares.
	c American Depositary Shares not
evidenced by Receipts shall be transferable as
uncertificated registered securities under the
laws of New York.
	d The Depositary shall have a duty
to register a transfer, in the case of
uncertificated American Depositary Shares,
upon receipt from the Owner of a proper
instruction including, for the avoidance of
doubt, instructions through DRS and Profile as
provided in subsection f below.  The
Depositary, upon surrender of a Receipt for
the purpose of exchanging it for uncertificated
American Depositary Shares, shall cancel that
Receipt and send the Owner a statement
confirming that the Owner is the owner of the
same number of uncertificated American
Depositary Shares that the surrendered
Receipt evidenced. The Depositary, upon
receipt of a proper instruction including, for
the avoidance of doubt, instructions through
DRS and Profile as provided in subsection f
below from the Owner of uncertificated
American Depositary Shares for the purpose
of exchanging them for certificated American
Depositary Shares, shall cancel those
uncertificated American Depositary Shares
and execute and deliver to the Owner a
Receipt evidencing the same number of
certificated American Depositary Shares.
	e Upon satisfaction of the
conditions for replacement of a Receipt that is
mutilated, lost, destroyed or stolen, the
Depositary shall deliver to the Owner the
American Depositary Shares evidenced by
that Receipt in uncertificated form unless
otherwise requested by the Owner.
	f	i  The parties acknowledge that
the Direct Registration System DRS and
Profile Modification System Profile shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC.
DRS is the system administered by DTC
pursuant to which the Depositary may register the ownership of uncertificated American
Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto.
Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary
Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.
			ii  In connection with
and in accordance with the arrangements and procedures relating to DRSProfile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in subsection i above has the actual authority to act on behalf of the Owner notwithstanding any requirements under the Uniform
Commercial Code.  For the avoidance of
doubt, the provisions of Sections 5.3 and 5.8 of the Deposit Agreement shall apply to the matters arising from the use of the DRS. The parties agree that the Depositarys reliance on and compliance with instructions received by the Depositary through the DRSProfile System and in accordance with the Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.